Exhibit 10.14

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made as of December 4, 2020 by and between Pivotal Software, Inc., a Delaware corporation (“Sublandlord”) and Rubrik, Inc., a Delaware corporation (“Subtenant”), with reference to the following facts and objectives:

RECITALS

A.    Sublandlord, as tenant, and 3495 Deer Creek Owner LLC, as landlord (“Landlord”), are parties to that certain Lease Agreement, dated as December 31, 2017 (the “Master Lease”), with respect to premises consisting of approximately 81,031 rentable square feet (the “Premises”) located on the 1st and 2nd floor of the building located at 3495 Deer Creek, Palo Alto, California (the “Building”). The Master Lease is subject to a ground lease between Stanford (as defined in the Master Lease), as landlord, and Landlord, as tenant.

B.    Sublandlord and Subtenant are parties to a Sublease dated September 24, 2018 (as amended hereby, the “Sublease”), with respect to a portion of the Premises consisting of approximately 40,525 rentable square feet located on the 2nd floor of the Building (the “Existing Premises”).

C.    Sublandlord and Subtenant desire to (i) expand the Existing Premises to include the entire Premises, (ii) extend the Term of the Sublease; and (iii) further modify the Sublease as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Term. As of the day the Required Consents are received, the Expiration Date of the Sublease shall be extended to November 30, 2027. On the later of (i) December 1, 2020, and (ii) the date by which Sublandlord obtains the Required Consents (as defined below) (the “Expansion Premises Commencement Date”), the Subleased Premises shall be increased to include the remainder of the Building (the “Expansion Premises) so that Subtenant subleases the entire Premises leased by Sublandlord under the Master Lease. Following the Expansion Premises Commencement Date, all references to the “Subleased Premises” shall be deemed to include the entire Building and the Expansion Premises and the Subleased Premises shall be deemed to consist of approximately 81,031 rentable square feet.

2.    Early Access. In the event Sublandlord obtains the Required Consents prior to December 1, 2020,Subtenant shall have the right to enter the Expansion Premises prior to the Commencement Date solely for the purpose of preparing the Expansion Premises for occupancy (but not for the purpose of conducting any business therein); provided, that, Subtenant has delivered to Sublandlord the L/C (defined below) and first month of Base Rent payable with respect to the Expansion Premises. Such access shall be pursuant to all of the provisions of the Sublease other than the obligation to pay Base Rent and Operating Costs with respect to the Expansion Premises.

3.    Base Rent. Subtenant shall pay Base Rent for the Expansion Premises commencing on April 1, 2021 (the “Expansion Rent Commencement Date”) in the amounts set forth on Exhibit A hereto and in the manner described in Section 3(a)(ii) of the Sublease; provided, however, Subtenant shall deliver the first month’s payment of Base Rent with respect to the Expansion Premises to Sublandlord concurrently with its execution of this Amendment. Subtenant shall continue to pay Base Rent for the Existing Premises in the amounts and in the manner described in Section 3(a) of the Sublease through March 31, 2021. On and after April 1, 2021, Subtenant shall pay Base Rent for the Existing Premises in the amounts set forth on Exhibit A hereto and in the manner described in Section 3(a)(ii) of the Sublease. Notwithstanding anything to the contrary herein, if a shelter-in-place order (an “Order”) issued by a federal, California state or local governmental agency with jurisdiction over the Expansion Premises prohibits Subtenant from either (i) occupying the Expansion Premises or (ii) performing improvements and/or installing furniture, fixtures and equipment in the Expansion

Premises and Subtenant does not actually occupy the Expansion Premises such that it delays Subtenant’s initial occupancy (a “Delay Event”), then the Expansion Rent Commencement Date shall be delayed one day for each day Subtenant’s occupancy of the Expansion Premises is delayed beyond April 1, 2021 as a result of such Delay Event. Notwithstanding the foregoing, in no event shall the Expansion Rent Commencement Date be delayed beyond May 31, 2021. For the avoidance of doubt, as used herein “occupying” means all personnel who can perform their job at home are permitted to return to their places of employment in office buildings. As of the date hereof, the Order issued by the County of Santa Clara Public Health Department dated October 5, 2020 which requires that all businesses require that “all personnel carry out their job functions remotely if they are able to so”, is considered an Order which prohibits occupying the Expansion Premises.

4.    Additional Rent. As of the Expansion Premises Commencement Date, Subtenant’s Percentage Share shall be deemed to be 100%. Throughout the Term, as extended hereby, Subtenant shall continue to pay all Rent payable under the Sublease, including, without limitation, Operating Costs, in accordance with the terms of the Sublease; provided, that, so long as Subtenant is not in Default under the Sublease, Subtenant shall not be required to pay any Operating Costs for the Expansion Premises prior to the Expansion Rent Commencement Date. For the avoidance of doubt, Subtenant shall be required to pay for all utilities and janitorial services provided to the Expansion Premises as of the Expansion Premises Commencement Date.

5.    As-Is; Utilities and Repairs.

(a)    Sublandlord shall deliver the Expansion Premises to Subtenant in “broom clean” condition. The parties acknowledge that prior to the date of this Amendment, Sublandlord has removed all furniture which it is retaining. For the avoidance of doubt, the Expansion Premises shall be deemed delivered when Sublandlord provides keys or other means of access thereto to Subtenant. The parties acknowledge and agree that Subtenant is subleasing the Expansion Premises on an “as is” basis, and that Sublandlord has made no representations or warranties with respect to the condition of the Expansion Premises.

(b)    Since the Subleased Premises are being amended to include all of the Premises under the Master Lease, effective as of the Expansion Premises Commencement Date, Subtenant shall (i) place all utilities currently in Sublandlord’s name (water and electricity) in Subtenant’s name and pay all such utilities directly, (ii) manage and pay directly for the costs of the electrical vehicle parking spaces in the Parking Facility, (iii) procure and pay directly for janitorial and pest control service to the Subleased Premises and (iv) perform all repair and maintenance obligations of the tenant under the Master Lease. Sublandlord shall be responsible for maintaining its security system with respect to the Expansion Premises until the Expansion Premises Commencement Date. Sublandlord shall not remove any of its security equipment from the Expansion Premises and Subtenant may use such equipment following the Expansion Premises Commencement Date (other than Sublandlord’s switch/connection to its network, which Sublandlord may remove). For clarification purposes, Subtenant may remove Sublandlord’s security equipment at any time during the Term, provided Subtenant complies with the procedures for removal set forth in Section 13(e) below.

6.    Alterations. Any alterations that Subtenant desires to make in the Expansion Premises shall be made at Subtenant’s sole cost and expense and shall be subject to all applicable provisions of the Sublease and the Master Lease including, without limitation, Article 14 of the Sublease and Article 6 of the Master Lease. Notwithstanding the foregoing, Subtenant shall have the right to install and construct an executive briefing center, make minor modifications to the conference rooms, make improvements to the existing lobby, install an outdoor seating area and/or any outdoor amenities as are consistent with typical headquarters in Palo Alto and install EV chargers in the parking area used exclusively by Subtenant, subject to Sublandlord’s and Landlord’s rights to reasonably review and approve detailed plans and specifications for such improvements and require that they be restored at the time at the time its approval is given, as provided in Section 6.1 of the Master Lease; provided, however, (a) Sublandlord’s consent shall (i) not be required for general office improvements costing less than Four Hundred Thousand Dollars ($400,000) that Landlord does not require to be restored and (ii) be deemed given if Sublandlord does not object to any alterations within five (5) business days of Subtenant’s request for Sublandlord’s consent, which consent includes all of the items in the first sentence of Section 6.2 of the Master Lease and (b) Subtenant shall not be required to restore any such items if Landlord does not require such restoration and this Sublease terminates concurrently with the expiration of the Master Lease. For the avoidance of doubt, the following shall not be considered general office improvements: EV chargers, exterior signage or a lab. Subtenant shall be permitted to submit its plans and specifications to Sublandlord and Landlord contemporaneously, such that the time provided for each of Sublandlord and Landlord to reasonably review and approve of such plans and specifications may run concurrently.

7.    Letter of Credit. Within five (5) business days following Sublandlord’s receipt of the Required Consents, Subtenant shall deliver to Sublandlord, as protection for the full and faithful performance by Subtenant of all of its obligations under the Sublease and for all losses and damages Sublandlord may suffer (or which Sublandlord reasonably estimates that it may suffer) as a result of any breach or default by Subtenant under the Sublease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L/C”) in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “L/C Amount”), in substantially the same form as attached hereto as Exhibit B, drawn on by Bank of America, N.A. (the “Bank”). Subtenant shall maintain the L/C in place throughout the Term and Sublandlord shall have the right to draw upon it in full if it is not renewed at least thirty (30) days before the stated expiration date thereof. Sublandlord shall have the right to draw down an amount up to the face amount of the L/C if any default occurs under the Sublease to cure any breach or default of Subtenant and/or to compensate Sublandlord for any and all damages of any kind or nature sustained or which Sublandlord reasonably estimates that it will sustain resulting from Subtenant’s breach or default. The use, application or retention of the L/C, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by the Sublease or by any applicable law. In the event Sublandlord draws down on the L/C pursuant to this Section 7, the funds shall be held by Sublandlord pursuant to Section 4 of the Sublease. If, as a result of any drawing by Sublandlord on the L/C pursuant to its rights herein, the amount of the L/C shall be less than the L/C Amount, Subtenant shall, within five (5) days thereafter, provide Sublandlord with (i) an amendment to the L/C restoring such L/C to the L/C Amount or (ii) additional L/Cs in an amount equal to the deficiency, which additional L/Cs shall comply with all of the provisions of this Section 7.

The L/C shall provide that Sublandlord, its successors and assigns, may, at any time and without notice to Subtenant and without first obtaining Subtenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L/C to another party and, in connection with any such transfer of the L/C by Sublandlord, Subtenant shall, at Subtenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Subtenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith. If the L/C is to expire earlier than the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Term, Subtenant shall deliver a new L/C or certificate of renewal or extension to Sublandlord at least thirty (30) days prior to the expiration of the L/C then held by Sublandlord, without any action whatsoever on the part of Sublandlord, which new L/C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L/C or such other terms as may be acceptable to Sublandlord in its reasonable discretion. Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the L/C or any renewal thereof or any proceeds thereof be deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7. Provided that Subtenant (i) is not then in default under the Sublease, (ii) has not been in Default under the Sublease during the Term, and (iii) provides written notice to Sublandlord requesting a reduction in the L-C Amount, the L-C Amount shall be deemed reduced to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) as of March 31, 2024.

8.    Return of Existing Deposit. Within thirty (30) days following Sublandlord’s receipt of the L/C as required in Section 7 above, provided Subtenant is not then in default, Sublandlord shall return to Subtenant the existing cash Security Deposit currently held by Sublandlord (which is currently in the amount of Two Hundred Fourteen Thousand One Hundred Twenty Three and 75/100 Dollars ($214,123.75)).

9.    Required Consents. This Amendment and Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon the written consent hereto of Landlord and Stanford (the “Required Consents”). Subtenant and Sublandlord shall cooperate and use commercially reasonable efforts to promptly obtain the Required Consents, and hereby approve the form of consent in the form attached hereto as Exhibit C. If the Required Consents are not received within sixty (60) days following the full execution and delivery of this Amendment, this Amendment may be terminated by either party upon delivery of written notice to the other party prior to the receipt of such consent. In the event of such a termination of this Amendment, Sublandlord shall return all monies previously deposited with Sublandlord for the Expansion Premises to Subtenant within ten (10) days of its receipt of the termination notice.

10.    Parking; Signage. Subtenant shall have the same parking and signage rights as Sublandlord has under the Master Lease.

11.    Surrender; Restoration.

(a)    Subject to Section 11(b) below, on the Expiration Date, as extended, Subtenant shall vacate and surrender the Subleased Premises in the condition required under the Master Lease.

(b)    As between Sublandlord and Subtenant, Subtenant shall not be required to remove any alterations performed by Sublandlord in the Expansion Premises prior to the Expansion Premises Commencement Date or to restore the Expansion Premises to their condition prior to Sublandlord’s making of such alterations. If Sublandlord is required under the Master Lease to remove any alterations performed by Sublandlord prior to the Commencement Date, Subtenant shall permit Sublandlord to enter the Expansion Premises for a reasonable period of time, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing such alterations and restoring the Expansion Premises as required by the Master Lease. However, if Sublandlord seeks to enter the Expansion Premises as contemplated herein during the last sixty (60) days of the Term and Subtenant reasonably determines that Sublandlord’s entry prior to the Expiration Date is not compatible with Subtenant’s continued use of the Expansion Premises, then Subtenant may terminate this Amendment upon not less than ten (10) days written notice to Sublandlord, with such termination to be effective on the date of Sublandlord’s re-entry into the Expansion Premises for the purpose of removing such alterations and restoring the Expansion Premises.

12.    Furniture, Fixtures and Equipment. Subtenant shall have the right to use during the Term the office furnishings within the Expansion Premises (the “Expansion Furniture”) as described in Exhibit D hereto pursuant to Section 18 of the Sublease except that the Furniture is being provided on an as-is basis without any warranty whatsoever. Provided (i) Subtenant has not defaulted under the Sublease and no event has occurred that with the passing of time or the giving of notice, would constitute a default by Subtenant under the Sublease and (ii) the Sublease has not terminated prior to the Expiration Date, which conditions may be waived by Sublandlord in its sole discretion, then upon the termination of the Sublease, the Expansion Furniture and the Furniture described in Section 18 of the Sublease shall become the property of Subtenant, and Subtenant shall accept the same in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever.

13.    Amendments to Sublease. Unless otherwise stated, as of the date the Required Consents are received, the following revisions shall be made to the Existing Sublease:

(a)    The second, third and fourth sentences of Section 3(b)(v) are hereby deleted and of no further force or effect, and, as between Sublandlord and Subtenant, Subtenant shall have the same audit and review rights of Landlord’s statement as Sublandlord has under the Master Lease and shall promptly share the results of any such audit or review with Sublandlord.

(b)    Effective as of the date Sublandlord returns the Security Deposit to Subtenant as required in Section 9 above, Section 4 of the Sublease is hereby deleted and of no further force or effect, except as may be needed to implement the terms of the penultimate sentence of the first paragraph of Section 7 above.

(c)    The third sentence of Section 11 is hereby modified by requiring Subtenant to pay all Sublandlord’s direct, reasonable, foreseeable, actual costs, if any, associated with any request made by Subtenant, provided Subtenant’s obligation to pay Sublandlord’s attorneys’ fees shall be limited to $2,000 per request.

(d)    The reference to “Section 14.9(iii)” and any references to “Affiliate” in Section 6(d) of the Sublease is hereby deleted and of no further force and effect, and, as between Sublandlord and Subtenant, Subtenant shall have the same rights to transfer the Sublease as Sublandlord is permitted to transfer its interest under the Master Lease.

(e)    The clause in the fourth sentence of Section 18(b), requiring Subtenant use “maintenance contractors specified by Sublandlord” in maintaining the Furniture, is hereby deleted in its entirety and of no further force or effect. The fifth sentence of Section 18(b) is hereby deleted and of no further force and effect. In the event Subtenant wishes to dispose of any Furniture at any time during the Term, Subtenant shall provide written notice to Sublandlord. Sublandlord shall have ten (10) days from its receipt of such notice to elect to (i) have such Furniture returned to it or (ii) confirm that Subtenant may dispose of such Furniture. Subtenant shall not be required to incur any charges in order to effect such return, and if Sublandlord elects to have such Furniture returned to it, Sublandlord shall pick up such Furniture or arrange for such return to be completed within thirty (30) days of its receipt of such notice. If Sublandlord does not respond within the ten (10) day period, it shall be deemed Sublandlord’s election that Subtenant may dispose of the Furniture identified in Subtenant’s notice.

(f)    Sections 25 and 26 of the Sublease are hereby deleted and of no further force or effect.

14.    Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Subleased Premises have not undergone inspection by a Certified Access Specialists (CASp). As required by Section 1938(e) of the California Civil Code, Sublandlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

15.    Broker. Subtenant and Sublandlord each represent that it has dealt with no real estate brokers, finders, agents or salesmen other than Jones Lang LaSalle Brokerage, Inc. in connection with this Amendment. Subtenant shall hold Sublandlord harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant’s actions or dealings with such agent, broker, salesman, or finder.

16.    Inducement Recapture. The Rent Abatement (defined in Exhibit A) is hereinafter referred to as an “Inducement Provision” and the dollar amount thereof shall be amortized over the period from July 15, 2021 to November 30, 2027. If this Sublease is terminated as a result of a default by Subtenant beyond any applicable notice and cure periods, the remaining unamortized portion of such Inducement Provision as of the date of termination shall be immediately due and payable by Subtenant.

17.    Updated Notice Address for Sublandlord. From and after the date of this Amendment, notice to Sublandlord shall be delivered as provided in Section 17 of the Sublease to:

3401 Hillview Avenue

Palo Alto, CA 94304

Attention: REW Lease Administration

and to

3401 Hillview Avenue

Palo Alto, CA 94304

Attention: General Counsel

or such other address as Sublandlord may designate by notice to Subtenant.

18.    Miscellaneous. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this Amendment is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Amendment shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. If either party brings any action or legal proceeding with respect to this Amendment, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. This Amendment, together with the Sublease, constitutes the entire agreement between Sublandlord and Subtenant regarding the Sublease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective heirs, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Sublandlord and Subtenant. Except as specifically amended hereby, all of the terms and conditions of the Sublease are and shall remain in full force and effect and are hereby ratified and confirmed. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sublease or the Master Lease, as applicable. This Amendment may be executed in counterparts.

SUBLANDLORD:		SUBTENANT:

PIVOTAL SOFTWARE, INC., a Delaware corporation		RUBRIK, INC., a Delaware corporation

By:	/s/ Craig Norris	By:	/s/ Bipul Sinha
Name:	Craig Norris	Name:	Bipul Sinha
Its:	VP and Assistant Secretary	Its:	CEO

EXHIBIT A

BASE RENT

Base Rent for the Expansion Premises:

Period	Monthly Base Rent
Expansion Rent Commencement Date – December 31, 2021*	$196,454.10
January 1, 2022 – December 31, 2022	$202,347.72
January 1, 2023 – December 31, 2023	$208,418.16
January 1, 2024 – December 31, 2024	$214,670.70
January 1, 2025 – December 31, 2025	$221,110.82
January 1, 2026 – December 31, 2026	$227,744.15
January 1, 2027 – Expiration Date	$234,576.47

Base Rent for the Existing Premises:

Period	Monthly Base Rent
April 1, 2021 – December 31, 2021*	$196,546.25
January 1, 2022 – December 31, 2022	$202,442.64
January 1, 2023 – December 31, 2023	$208,515.92
January 1, 2024 – December 31, 2024	$214,771.39
January 1, 2025 – December 31, 2025	$221,214.54
January 1, 2026 – December 31, 2026	$227,850.97
January 1, 2027 – Expiration Date	$234,686.50

*

Provided that Subtenant is not in Default under the Sublease, then Base Rent shall be abated (i) for the Expansion Premises from the Expansion Rent Commencement Date through July 15, 2021, and (ii) for the Existing Premises from April 1, 2021 through July 15, 2021. Subtenant acknowledges and agrees that the foregoing Base Rent abatement (the “Rent Abatement”) has been granted to Subtenant as additional consideration for entering into this Amendment, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under the Sublease.

EXHIBIT B

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:

ISSUING BANK:

BANK OF AMERICA, N.A

ONE FLEET WAY

PA6-580-02-30

SCRANTON, PA 18507-1999

BENEFICIARY:

VMWARE, INC.

3401 HILLVIEW AVENUE

PALO ALTO, CA 94304

ATTN: TREASURY OPERATIONS

APPLICANT:

RUBRIK, INC.

1001 PAGE MILL ROAD, BLDG 2

PALO ALTO, CA 94304

AMOUNT: USD

EXPIRATION DATE:

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. IN FAVOR OF THE ABOVE-NAMED BENEFICIARY AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	A DATED AND SIGNED BENEFICIARY STATEMENT STATING AS FOLLOWS:

“THE BENEFICIARY IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT IN THE REQUESTED AMOUNT UNDER THE SUBLEASE DATED SEPTEMBER 24, 2018, AS AMENDED, BETWEEN BENEFICIARY, AS SUBLANDLORD, AND APPLICANT, AS SUBTENANT.”

WE HEREBY CERTIFY THAT WE WILL NOT INQUIRE AS TO THE ACCURACY OF SUCH STATEMENT NOR WE WLL CONSIDER ANY DISPUTES BY THE APPLICANT REGARDING THE CONTENTS OF SUCH STATEMENT.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR EACH FORM THE CURRENT EXPIRTY DATE HEREOFF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY(60) DAYS PRIOR TO ANY EXPIRATION DATE, LISTED ADDRESS OR TO SUCH OTHER ADDRESS THAT WE HAVE BEEN NOTIFIED OF IN WRITING BY THE BENEFICIARY (WHICH SUCH OTHER ADDRESS MADE THE ADDRESS OF THE BENEFICIARY OF THIS CREDIT VIA OUR FORMAL AMENDMENT), THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR DRAFT(S) DRAWN ON US AT SIGHT, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED SIGNATORY, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A.’S NOTICE OF NON-EXTENSION UNDER LETTER OF CREDIT NO. AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCAPTABLE TO YOU.

IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND JANUARY 31, 2028, THE FINAL EXPIRY DATE.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (IS98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICAITON NO. 590

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM. PAYMENT OF OUR TRANSFER FEE SHALL BE PAYABLE BY THE APPLICANT. PAYMENT OF ANY TRANSFE FEE SHALL NOT BE A CONDITION PRECEDENT TO TRANSFER. SUCH TRANSFER FORM IS ATTAHCED HERETO AS EXHIBIT “B”. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

PRESENTATION OF SUCH DRAFT(S) ANY DOCUMENT(S) MAY BE MADE AT OUR OFFICE LOCATED AT BANK OF AMERICA, N.A., ONE FLEET WAY, MC; PA6-580-02-30, SCRANTON, PA 18507-1999, BY OVERNIGHT COURIER, OR BY TELECOPY TO FACSIMILE NO. 800-755-8743, CONFIRMED BY TELEPHONE TO 1-800-370-7519. RECEIPT OF SUCH TELEPHONE NOTICE SHALL NOT BE CONDITION TO PRESENTATION HEREUNDER. IF PRESENTED BY FAX, ORIGINAL DOCUMENTS ARE NOT REQUIRED TO BE SENT.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE

EXHIBIT “A”

Sight Draft

Date

TO: BANK OF AMERICA, N.A.

ONE FLEET WAY, PA6-580-02-30

SCRANTON, PA 18507-1999

ATTN: TRADE OPERATIONS- STANBY UNIT

PAY TO THE ORDER OF

$

AMOUNT IN WORDS                      AND 00/100’S U.S. DOLLARS

DRAW UNDER LETTER OF CREDIT NO.                      DATE

BY:

AUTHORIZED SIGNATORY

***************ENDORESE ON BACK**********************

EXHIBIT “B”

TRANSFER FORM

DATE:

TO: BANK OF AMERICA, NA

One Fleet Way

Scranton, PA 18507-1999 Mail Code PA6-580-02-30

Attn: GTO- Standby Unit

Re:	Irrevocable Standby Letter of Credit

No

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAJLABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD JT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

(BENEFICIARY’S NAME)
By:

Printed Name:

Title

SIGNATURE AUTHENTICATED
The names(s), title(s) and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(Name of Bank)
(Address of Bank)
(City, State, Zip Code)
(Print Authorized Name)

EXHIBIT C

FORM OF APPROVED LANDLORD CONSENT

CONSENT TO SUBLEASE AMENDMENT

This CONSENT TO SUBLEASE AMENDMENT (the “Consent”) is made as of             , 2020 by and among 3495 Deer Creek Owner LLC, a Delaware limited liability company (“Lessor”), Pivotal Software, Inc., a Delaware corporation (“Lessee”), and Rubrik, Inc., a Delaware corporation (“Subtenant”), in the following factual context:

A.    Lessor and Lessee are parties to that Lease Agreement dated as of December 31, 2017 (as amended to date, the “Lease”), for the lease of approximately 81,031 rentable square feet of space in the building located at 3495 Deer Creek Road, Palo Alto, California 94304 (the “Lease Premises”).

B.    Lessee and Subtenant are parties to that certain Sublease dated as of September 24, 2018 (the “Existing Sublease”) for the sublease of a portion of the Lease Premises consisting of approximately 40,525 rentable square feet of space (the “Existing Sublease Premises”), which Lessor is consented to pursuant to that certain Consent to Sublease dated as of October 1, 2018 (the “Prior Consent”) by and between Lessor, Lessee and Subtenant.

C.    Lessee and Subtenant have entered into that certain First Amendment to Sublease dated as of             , 2020 (the “Sublease Amendment”), for the sublease of the remaining portion of the Lease Premises (the “Expansion Premises”), and Lessor is willing to consent to the Sublease Amendment on the terms and conditions set forth in this Consent.

D.    As used herein, (i) “Sublease” shall mean the Existing Sublease as amended by the Sublease Amendment and (ii) “Sublease Premises” shall refer to the Existing Sublease Premises and Expansion Premises collectively.

NOW THEREFORE, the parties agree as follows:

19.    Consent. Subject to the following provisions of this Consent, Lessor hereby consents to Lessee’s sublease of the Expansion Premises to Subtenant pursuant to the Sublease Amendment. In the event of any conflict between the terms of the Prior Consent and this Consent, the terms of this Consent shall control.

20.    Subordination. The Sublease is and shall remain at all times subject and subordinate in all respects to the Lease.

21.    No Modification. This Consent shall not modify or be deemed to modify or amend the Lease in any way, or to impose on Lessor any obligation to provide notice to, or obtain consent from, Subtenant with respect to amendments, defaults, waivers or any other matters pertaining to the Lease or the Lease Premises. Any other amendment to or modification of the Sublease shall be subject to Lessor’s prior written consent. Any waiver by Lessor of its rights shall be made only by a writing signed by Lessor. In the event of any conflict between the terms of the Sublease, as amended by the Sublease Amendment and those of the Lease (including by way of example only, provisions that purport to allow Subtenant to undertake any action for which Lessor has approval rights under the Lease), the terms of the Lease shall prevail and the terms of the Sublease, shall have no force or effect.

22.    Intentionally deleted.

23.    Modifications to Lease. Lessor and Lessee hereby agree not to modify or amend the Lease in a manner so as to materially adversely affect the Sublease or Subtenant’s occupancy of the Sublease Premises without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed, it being stipulated by Lessor and Lessee that a delay, withholding or conditioning of the consent by Subtenant will be deemed to be reasonable if granting its consent as requested would materially diminish or impair any right or power, or materially increase any obligation, of Subtenant under the provisions of either the Sublease or this Consent; provided that in no event shall Subtenant’s consent be required for any amendment is reasonably necessary as a result of any casualty or condemnation affecting the Premises provided that the terms of such amendment are consistent with the terms of the casualty and condemnation provisions of the Lease. Notwithstanding the foregoing, Lessor and Lessee may enter into an agreement to terminate the Lease if Lessee is permitted to continue to occupy the Sublease Premises on substantially the same terms as the Sublease for the remainder of the term of the Sublease.

24.    Environmental Release. By execution of this Consent, Subtenant hereby represents to Lessor that Subtenant is aware that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Lease Premises. Subtenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Sublease Premises. Lessor makes no representation or warranty with regard to the environmental condition of the Lease Premises. Subtenant, on behalf of itself and its affiliated entities and their respective partners, employees, successors and assigns (collectively, “Releasors”), hereby covenants and agrees not to sue and forever releases and discharges Lessor, and its trustees, officers, directors, agents and employees for and from any and all claims, losses, damages, causes of action and liabilities, arising out of hazardous substances or groundwater contamination presently existing on, under, or emanating from or to the Lease Premises. In connection with the above release, Releasors understand and expressly waive any rights or benefits available under Section 1542 of the Civil Code of California or any similar provision in any other jurisdiction. Section 1542 provides substantially as follows:

“A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

25.    Indemnities, Insurance and Enforcement. Subtenant hereby agrees that (a) all indemnities set forth in the Sublease in favor of Lessee shall also apply to and benefit Lessor, and (b) the insurance carried by Subtenant under the Sublease shall include Lessor as an additional insured. Subtenant further acknowledges and agrees that Lessor shall have no obligations or liabilities of any nature whatsoever to Subtenant with respect to the obligations of Lessee under the Sublease. Lessor shall have the right to enforce the Sublease, but Lessor and Subtenant shall not be deemed to be in privity of contract, and Lessor shall not have any liability to Subtenant in connection with the Sublease.

26.    Intentionally deleted.

27.    Use of Name. Subtenant shall not use any name, trademark or service mark of Lessor or Stanford University without the prior written consent of Lessor which consent may be given or withheld in Lessor’s sole discretion.

28.    Effective Date. Lessor’s consent shall not be effective until this Consent has been duly executed by Lessee and Subtenant. Subtenant shall have no right to occupy the Sublease Premises unless and until a fully executed original of this Consent is delivered to Lessor, and any premature occupancy shall, at Lessor’s election, be a default under the Lease.

29.    No Waiver. This Consent shall not be nor be deemed to be a consent or waiver or amendment of the Lease with respect to any other or future transaction, whether similar or dissimilar, and any other or future transaction shall require Lessor’s written consent, which consent, except as otherwise expressly provided in the Lease, may be given or withheld in Lessor’s sole discretion.

30.    Counterparts. This Consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have entered into this Consent as of the date first above written.

LESSOR: 3495 DEER CREEK OWNER LLC, a Delaware limited liability company

By:

Print Name:

Its:

ACKNOWLEDGED AND AGREED:

LESSEE:

PIVOTAL SOFTWARE, INC., a Delaware corporation

By:

Print Name:

Its:

SUBTENANT:

RUBRIK, INC., a Delaware corporation

By:

Print Name:

Its:

EXHIBIT D

FURNITURE

Brown Hydro Desk (5)	White Hydro Desk (4)	Brown Standard Desks (32)

White Standard Desks (54)	Training Tables (15)	Conference Room Tables (8)

Circle Office Tables (11)	Glass Table (1)	8ft Tables (3)

Herman Miller Desk Chairs (84)	Steelcase Side Chairs (21)	Office Master Conference Chairs (86)

Lounge Chairs (2)	Collab Benches with Tables (4)	Veri Desk (26)

Pool Table (1)	Sofa (1)	Ergo Chairs (1)

Soft Seating with Tables (8)

TV/Displays (33)	Treadmill Hydro Desk (1)	L-Shape Hydro (1)

Peds (76)